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EXHIBIT 10.46

Compensation Recovery Policy

(Adopted on December 10, 2008)

        In addition to any other remedies available to Synopsys, Inc. (the "Company") under applicable law, to the extent permitted by law and as the Board of Directors of the Company in its sole discretion determines appropriate, the Company may require reimbursement of all or a portion of any bonus, incentive payment, commission, equity-based award or other compensation granted or received after January 1, 2009, by all individuals who were, or any individual who was, a Section 16 Officer or Corporate Staff Member when such compensation is granted or received, where (1) the compensation was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements filed with the Securities and Exchange Commission, and (2) less compensation would have been earned by the individual based upon the restated financial results. A "Section 16 Officer" refers to an individual designated as such by the Board of Directors who is subject to liability, reporting and other requirements pursuant to Section 16 of the Securities Exchange Act of 1934, as amended. A "Corporate Staff Member" refers to an individual designated by the Board of Directors of the Company to be a member of the Company's corporate staff.

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Compensation Recovery Policy